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                                                                    EXHIBIT 23.2

                            CONSENT OF LEGAL COUNSEL




Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of Deferred Compensation Obligations of Stewart & Stevenson Services, Inc., to be offered to certain officers, directors and selected participants pursuant to the Stewart & Stevenson Services, Inc. Elective Deferral Plan.



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Carl B. King
Senior Vice President, Secretary &
General Counsel
June 6, 2001